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                                                                  10(a)(iv)(12)

                               AMENDMENT NO. 2 TO
                            CONSTRUCTION CONTRACT FOR
                           COASTAL QUEEN CLASS VESSEL

         THIS AMENDMENT NO. 2 is made as of October ___, 2000, by and between Atlantic Marine, Inc., a corporation organized and existing under the laws of Florida (the "Shipyard"), the party of the first part, and Cape May Light, L.L.C., a Delaware limited liability company, and Cape Cod Light, L.L.C., a Delaware limited liability company (collectively, the "Owner"), the party of the second part.

                                    RECITALS:

         WHEREAS, Owner will issue its United States Government Guaranteed Ship Financing Bonds, 2000 Series (the "Obligations"), in order to finance the construction of the Cape May Light, Hull No. 4242, and the Cape Cod Light, Hull No. 4243 (collectively, the "Vessels") on the closing date relating to such issuance (the "Closing Date").

         WHEREAS, the United States of America, represented by the Secretary of Transportation, acting by and through the Maritime Administrator (the "Secretary"), on the Closing Date will guarantee the payment of the outstanding principal and interest on the Obligations (the "Guarantee") pursuant to Title XI of the Merchant Marine Act, 1936, as amended.


         WHEREAS, Owner and Shipyard, in order to induce the Secretary to issue the Guarantee, desire to amend that certain Construction Contract for Coastal Queen Class Vessel, dated May 1, 1999, between Coastal Queen Holdings, L.L.C. and Shipyard, as amended, and subsequently assigned by Coastal Queen Holdings, L.L.C. to Owner on September 25, 2000 (the "Original Agreement" or the "Contract").


         WHEREAS, pursuant to the Security Agreement entered into on the date hereof between the Secretary and the Owner relating to the Guarantee, the Secretary has required the Owner to grant to the Secretary a security interest in all of the Owner's right, title and interest in and to the Vessels as paid for, and pursuant to this Amendment.


         WHEREAS, as additional security for the Guarantee, and in order to facilitate the financing of the Vessels, the parties hereto desire to provide additional assurances to the Secretary with respect to the property acquired by the Shipyard for purposes of construction of the Vessels.


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         NOW, THEREFORE, in consideration of these premises, the mutual benefit set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Owner and Shipyard agree as follows:


1. Section 3.3 is hereby amended by inserting the following paragraph immediately after the last paragraph of the Subsection 3.3(e):


         "(f) Shipyard shall provide to Owner, at the time of the notice required by the immediately preceding paragraph, all documentation to substantiate completion of the relevant milestone event to the extent required in support of each Owner's Request for Disbursement, a form of which is attached hereto as Exhibit A, and in support of Owner's timely application for withdrawal from the proceeds of the Obligations in an amount necessary to make such payments. Within one (1) business day of receipt of such written documentation from Shipyard, Owner shall submit to the Secretary a Request for Disbursements under the Security Agreement relating to the Obligations unless the Owner disputes the data submitted by the Shipyard or requires additional information to complete the Request for Disbursement. Within a reasonable time after receipt of such Request, the parties hereto contemplate that the Secretary will approve or deny the Request for Disbursement and notify Owner promptly (together with a written explanation, in sufficient detail, of any denial). Immediately upon receipt of the Secretary's approval to such Request, the parties hereto contemplate that the Secretary will disburse the amount pursuant to the Security Agreement and instruct lender to make payment directly to Shipyard.

         Notwithstanding the provisions of this subsection 3.3(f), Owner remains fully and completely responsible to make payments to Shipyard within the time set forth in subsection 3.3(e) above."


2. Section 5.2 is hereby amended by deleting it in its entirety and the following inserted in lieu thereof:


         1. Effective with the date of this Amendment, the Shipyard shall obtain, at its own cost and expense, and furnish certificates of copies thereof to Owner, the following policies of insurances:


         (a) Workers' compensation (including occupational disease) and employer's liability insurance with Maritime, In Rem and U.S. Longshoremen's and Harborworkers' Act coverage and in accordance with the applicable statutory requirements of the United States of America, with limits on the employer liability

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                  coverage of not less than U.S.$1,000,000 for bodily injury per person, with umbrella excess liability limits of U.S.$25,000,000;


         (b) Comprehensive public liability, including broad form contractual liability coverage, with limits of not less than U.S.$500,000 for bodily injury per occurrence, and U.S.$500,000 for property damage per occurrence with umbrella excess liability limits of U.S.$25,000,000; and


         (c) Automobile liability insurance covering automobile equipment used in the performance of the work under this Contract with limits of U.S.$10,000,000.


                  All the Shipyard insurance policies set forth in this Section
                  5.2.1 shall, either on the face thereof or by appropriate endorsement: (w) name (except for the policy specified herein) the Shipyard and Owner as assureds and provide that payments thereunder shall be made to the extent that their respective interests may appear, (x) provide that they shall not be cancelled or their coverage reduced, except upon thirty (30) days' prior written notice to the Shipyard and Owner (if such cancellation or reduction should be caused by the Shipyard's failure to pay any premium when due, Owner shall have the right to pay any such premium within such thirty (30) days to maintain the coverage in effect for the benefit of Owner, and Owner retains the right to be reimbursed by the Shipyard), (y) contain waiver of subrogation provisions pursuant to which the insurer waives all express or implied rights of subrogation against Owner, the Shipyard and Owner hereby waiving any rights to subrogate against each other, and (z) be maintained in full force and effect by the Shipyard from the effective date of this Amendment until the Delivery Date, the obligation to name Owner as assured and waive subrogation with respect to the policy specified herein shall be limited to those risks which are covered by the Shipyard's indemnity obligations under this Contract.


         2. From the time the first material destined for inclusion as part of the Vessels becomes at risk and until the Vessels have been physically delivered to and accepted by Owner, the Vessels and all materials, outfit and equipment provided by the Owner for and to be used in the construction thereof, shall be kept fully insured under a full form Builder's Risk Policy under the latest American Institute Builder's Risk Clauses, including loss or damage caused by strikers, locked-out workmen, or persons taking part in labor disturbances, or riot or civil commotion, protection and indemnity



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                  clauses. The amount of such insurance shall be equal to the aggregate value of the work done, including material, appurtenances, equipment and outfit delivered to the Shipyard for the Vessels at any time during the construction period, including any such items furnished by Owner. The amount of insurance, the terms of the policies and the underwriters shall at all times be reasonably satisfactory to the Shipyard, Owner and the Secretary.


                  The Owner shall at its own cost and expense keep the Vessels fully insured under the aforementioned Builder's Risk Policy. In addition, Owner shall provide acceptable total loss only insurance covering the expenses of design and inspection, construction period interest, and the guarantee fee for the Obligations.


         3. The Builder's Risk Policy shall contain the following provisions:


         (a) The Owner, the Shipyard and the Secretary shall be named additional assureds.


         (b) The policy shall provide no recourse against Shipyard and the Secretary for payment of premium.


         (c) At least ten (10) days' prior written notice of any cancellation or material change in the policy shall be given to the Shipyard and the Owner at the addresses provided in
                  Section 11.2 and to the Secretary at the following address:
                  U.S. Department of Transportation, c/o Maritime Administration, 400 Seventh Street, S.W., Washington, D.C. 20590, Attention: Chief, Division of Marine Insurance.


         (d) There shall be a waiver of subrogation provision pursuant to which the insurer waives all express and implied rights of subrogation against the Owner. The Shipyard and Owner hereby waive any rights to subrogate against each other.


         (e) The deductible or self-insured retention under the Builder's Risk Policy shall be to the account of the Shipyard at any amount to be agreed among the Shipyard, Owner and the Secretary, in any case not exceeding $100,000 per occurrence. The Shipyard shall cooperate in providing timelines of increasing values and other information Owner may require to secure coverage.


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            4.    (a) If the Vessels or any Owner furnished equipment shall be damaged by any insured cause whatsoever prior to acceptance thereof by Owner, and such damage does not constitute an actual, compromised or a constructive total loss of the Vessels, insurance proceeds shall be applied to the repair of the item and paid in accordance with Section 2.05 of the Security Agreement, and Owner and the Shipyard shall then seek to mutually agree on new milestone payments for work which has to be redone as a result of the damage covered by the Builder's Risk Policy.


            (b) In the event of an actual, compromised or constructive total loss of the Vessels prior to delivery, this Contract shall automatically be deemed terminated unless the Shipyard, Owner and the Secretary elect to construct the Vessels under this Contract. Upon any such termination, the Shipyard shall retain all installment payments made pursuant to this Contract and the price for that portion of the Vessels then constructed for which an installment payment has not yet been made and all work in progress (including profit thereon to the Shipyard).


                  Notwithstanding anything to the contrary in Section 2.05 of the Security Agreement all proceeds in excess of $100,000 per occurrence of the Builder's Risk insurance shall be paid to the Secretary for distribution to the Shipyard, the Secretary and the Owner as their interests may appear and any proceeds equal to or less than $100,000 per occurrence of the Builder's Risk insurance shall be paid to the Shipyard for distribution to the Secretary, the Shipyard and the Owner as their interests may appear; provided however, if a default exists under the Security Agreement, then all proceeds of whatever amount shall be paid to the Secretary for disbursement in accordance with Section 2.05 of the Security Agreement."


3. Section 6.7 is hereby amended by designating the existing paragraph as subsection "(f)" and inserting the following prior to the beginning of said paragraph:




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         "(a) The Shipyard hereby represents, warrants and covenants that no lender to the Shipyard, under any form of credit, loan or other extension of funds facility of any manner whatsoever, has or possesses any security interest, lien or other encumbrance of any nature, or has any right to any such security interest, lien or other encumbrance of any nature in, on or as to the Property described in clause (c) of this Section.


         (b) Provided that the Shipyard is paid all amounts owing by the Owner to the Shipyard. The Shipyard hereby represents, warrants and covenants that all Property described in clause (c) of this Section other than Owner Furnished Equipment, which it has acquired, or may at any time hereafter acquire with respect to the construction of the Vessels, whether by means of cash purchase, purchase-money transaction, conditional sale agreement, or otherwise, is and shall at all times be free of any and all security interests, liens or other encumbrances of any nature in favor of any person, which might otherwise arise in favor of any vendor or other person providing such Property.


         (c) For all purposes of this Contract, the "Property" shall consist of Hull Nos. 4242 and 4243 and all material, machinery and equipment which are purchased for or identified for use in the construction of said hulls, and identifiable proceeds or products thereof; provided, however, that the tools, equipment and implements of the Shipyard used in the construction of the Vessels are specifically excluded herefrom.


         (d) Shipyard agrees and acknowledges that Shipyard has, as contemplated by the Security Agreement dated October ___, 2000, between the Shipyard and the Secretary (the "Shipyard Security Agreement"), granted a security interest to the Secretary in the Vessels, any equipment, inventory or materials incorporated or to be incorporated therein as specified in the Shipyard Security Agreement.


         (e) On the Closing Date, and at the time of delivery of the Vessels, and from time to time as Owner shall submit a Request for Disbursement under the Security Agreement to the Secretary, Shipyard agrees, on behalf of itself, or any party claiming through the Shipyard, to execute certificates that are in form and substance satisfactory to the Secretary, stating there are no liens with respect to the applicable Vessels, hulls or component parts other than the lien of the Secretary pursuant to the Shipyard Security Agreement, in each case for which payment has been made or is currently due and with respect to all work that has previously been accomplished and incorporated in and made a part of the Vessels."




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4. Section 6.8 is hereby amended by inserting the sentence "The Shipyard shall give Owner and the Secretary simultaneous notice of any default by Owner under this Section." At the beginning of the first paragraph prior to the first word and by adding the following paragraphs immediately after the last paragraph of the Section:


         "Notwithstanding anything to the contrary contained in this Contract, the Shipyard hereby grants the Secretary twenty (20) days from the receipt of the notice referred to in this Section, to cure any default under this Contract, and the Shipyard agrees to take no action to enforce its rights pursuant to this Contract, including, without limitation, its right to terminate pursuant to this Section 6.8, until the elapse of said twenty (20) days."


5. Section 8.1 is hereby amended by inserting the following paragraph after the third paragraph of the section and prior to the fourth paragraph:


         "Notwithstanding any provisions in this Contract, the Shipyard shall permit inspection by, supply information to and cooperate with representatives of the Secretary at the Shipyard and at such other yards of the Shipyard, its affiliates and subcontractors where parts of the Contract or subcontracts may be performed. The Shipyard acknowledges that such cooperation may include, but not be limited to, providing the Secretary (a) access to the Vessels and areas of the Shipyard where work related to the Vessels is being performed by the Shipyard, its contractors and subcontractors, at all reasonable times during normal working hours to inspect performance of the work performed hereunder, and to observe trials and other tests, (b) copies of detailed production and construction schedules and critical paths for the Vessels along with changes to such documents as they occur, and updated schedules of all Equipment and material received by or delivered to the Shipyard relating to the Vessels, (c) access to contract plans and specifications for the Vessels, (d) reasonable access to the Shipyard's production manager or supervisor, (e) information on the origination and source of materials, (f) access to progress payment and construction milestone information, and (g) simultaneous copies of all notices and correspondence required by
         Section 14.6. In conjunction with any such inspections by the Secretary, the Shipyard will provide access to the Owner's space at its Shipyard for the Secretary's representatives for communication, copying and access to any other facilities available to the Owner, as appropriate. The Secretary's representatives shall comply with and follow the Shipyard's safety, traffic and security rules while at the Shipyard, and shall not interfere in the Shipyard's prosecution of the work hereunder."




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6. Section 10.5 is hereby amended by adding the following paragraph immediately after the last paragraph in the Section:


                  "Shipyard and Owner shall keep records of construction costs paid by or for Owner's account and furnish the Secretary with a detailed statement of these costs, distinguishing between (i) items paid or obligated to be paid, and (ii) with respect to the hull and superstructure only the costs of American and foreign materials (including services)."


7. Notwithstanding anything to the contrary in Section 11, (a) prior written notice to the Secretary shall be given by Owner and Shipyard for (i) any changes to the Construction Contract as the result of any requirements of any classification society or any governmental agency other than those that are specified in the Specification ("Mandatory Changes"), or (ii) any changes that are not Mandatory Changes, and that the Shipyard and Owner desire to make which do not exceed, with respect to any item of the Vessels' construction, one percent (1%) of each Vessel's Contract Price and which do not, in the aggregate, cause each Vessel's Contract Price to be increased more than five percent (5%) or the delivery and completion date of each Vessel to be extended more than ten
(10) days; (b) no change shall be made after the Closing Date that exceeds the five percent (5%) limit set forth in clause (a)(ii), without the Secretary's prior written consent; (c) Owner has agreed in the Security Agreement not to make any change in the general dimensions and/or characteristics of the Vessels which would diminish the capacity of the Vessels to perform as originally intended by this Contract without the Secretary's prior written consent, and hereby further agrees not to present or propose to the Shipyard any such change without receiving such prior written consent from the Secretary. No payment for any change requiring prior written approval from the Secretary shall be made with proceeds from the escrow fund until such prior written consent shall have been received.

8. Section 12.1 is hereby amended by inserting the following paragraphs after the last paragraph thereof:

                  The Shipyard agrees to, and does fully subordinate to the rights of the Secretary all liens and security rights and remedies to enforce such rights which the Shipyard has or may have with respect to any work, materials and components, incorporated in, or incorporated in the hulls and in each Vessel (the "Equipment") to the extent that (a) the Owner has paid Shipyard for the Equipment or (b)(i) such work is performed on the hull of each Vessel, (ii) such materials are installed in the hull of each Vessel, or (iii) such components are fabricated and installed in the hull of each Vessel, whether or not such work materials or components have been paid for by the Owner. For the purposes of this Agreement, Equipment shall be deemed "paid" if ordered and received by the Shipyard prior to the Owner's latest payment in accordance with Appendix One, Progress Payment Milestones.



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                  In the event that prior to delivery of the Vessels, following the occurrence or during the continuance of any default by Owner under any agreements with the Secretary, including but not limited to the Security Agreement (the "Secretary's Documents"), or by the Shipyard under the Contract, the Secretary shall have the sole right to foreclose its lien and to sell the Equipment. Any proceeds the Secretary receives from the sale of the Equipment, shall be distributed promptly between the Shipyard and the Secretary on a Pro Rata Basis (as defined below) based on the Amount Due (as defined below) to the Shipyard and the Secretary.

                  For the purposes of this section, the "Amount Due" to the Shipyard shall include all progress payments then due to the Shipyard for materials purchased or work performed, provided, however, if the Shipyard is in material default under the Contract as amended and Owner is not in material default, such Amount Due to the Shipyard shall be zero. For the purposes of this section, the Amounts Due to the Secretary shall include all amounts secured by the Secretary's Documents. For the purposes of this section, the share to be distributed to a party under the Pro Rata Basis shall be the amount realized from the sale of the Equipment times a fraction equal to the Amount Due that party divided by the sum of the Amount Due both parties.

                  In the event of a Owner default and an enforcement of the Secretary's Documents, the Secretary shall use reasonable efforts to expedite the enforcement and foreclosure process for the enforcement of the Secretary's Documents.


                  Prior to the delivery of the Vessels and acceptance thereof by the Owner in accordance with the Contract, the Shipyard agrees (i) to provide to the Secretary searches and copies of filings with respect to UCC filings against the Shipyard, and (ii) to provide the Secretary with releases or subordinations of any security interest, lien or other encumbrance of any nature, held or claimed by any financing party, vendor or provider referred to in Subsections 12.1 hereof (and any such release or subordination shall be in form and substance satisfactory to the Secretary)."


9. Article 14 is hereby amended by adding the following new Section 14.14 immediately after Section 14.13:


         "(a)  Distinct Obligations


         The Shipyard hereby agrees and acknowledges that the obligations of Owner under this Contract with regard to the Vessels are separate, distinct and independent of any other obligation or agreement of Owner to or with



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         the Shipyard in connection with any other transaction, and that a default by Owner under such other obligation or agreement in connection with any other such transaction shall not in any way affect the obligations of the Shipyard under this Contract with regard to the Vessels or permit the Shipyard to exercise any right of set-off or other remedy (all of which the Shipyard expressly waives and agrees not to assert with respect to this Contract) which could materially adversely affect this Contract, the Vessels, or the construction thereof.


         (b)  Shipyard Plans


         Upon the delivery of the Vessels, or earlier if feasible, upon the Secretary's written request, the Shipyard and Owner agree to submit to the Secretary one set of Shipyard plans, in form and substance satisfactory to the Secretary, for the Vessels as built.


10. Section 14.5 is hereby amended by inserting the following after the last paragraph thereof:


         "Notwithstanding anything in this Contract to the contrary, Owner may not terminate, cancel or assign this Contract without the prior written consent of the Secretary."


11. Section 14.6 is hereby amended by:


         (i) adding the following paragraph immediately after the first paragraph of the Section:


         "All notices required after the date of this Amendment under Sections 6.1, 6.3, 6.6, 6.7, 6.8, 7.2 (except the Guidance Drawings and Working Drawings or notices relating thereto), 7.3 (except the maker's list (except where such list contains information relating to foreign materials) or notices relating thereto), 8.2, 9.1, 10.1, 10.2, 10.4 (except the minutes of progress meetings or notices thereto), 11.2, 11.3, 11.4 and 14.9 shall be simultaneously copied to the Secretary."


         (ii) adding the following notice information immediately after the Shipyard notice information contained therein:

         "(c) To the Secretary:     United States Maritime Administration
                                    400 Seventh Street, S.W.

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                                    Washington, D.C. 20590
                                    Attention: Office of Ship Financing"



12. Except for the changes set forth in this Amendment, all other terms and conditions of the Original Agreement, shall remain in full force and effect.

13. Counterparts. This Amendment may be executed in one or more counterparts. All such counterparts shall be deemed to be originals and shall together constitute but one and the same agreement.





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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment.
No. 2 to Construction Contract for Coastal Queen Class Vessel as of the day and year first above written.


                                    ATLANTIC MARINE, INC.,


                                                        Shipyard



                                        /s/ William F. Clifford
                                    By:
                                        --------------------------
                                        William F. Clifford
                                        Vice President

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment. No. 2 to Construction Contract for Coastal Queen Class Vessel as of the day and year first above written.





                               CAPE MAY LIGHT, L.L.C.,

                               By:      DELTA QUEEN COASTAL VOYAGES, L.L.C.,
                                                 its Managing Member

                                        By:      THE DELTA QUEEN STEAMBOAT CO.,
                                                          its Managing Member

                                                          Owner


                                                 By:    /s/ JORDAN B. ALLEN
                                                    ---------------------------
                                                    Jordan B. Allen
                                                    Executive Vice President


                               CAPE COD LIGHT, L.L.C.,

                               By:      DELTA QUEEN COASTAL VOYAGES, L.L.C.,
                                                 its Managing Member

                                        By:      THE DELTA QUEEN STEAMBOAT CO.,
                                                          its Managing Member

                                                          Owner


                                                 By:    /s/ JORDAN B. ALLEN
                                                    ---------------------------
                                                    Jordan B. Allen
                                                    Executive Vice President

         CONSENTED TO:


                                          UNITED STATES OF AMERICA,
                                          SECRETARY OF TRANSPORTATION

                                          MARITIME ADMINISTRATOR


                                          By       /s/ JOEL C. RICHARD
                                             ----------------------------
                                               Its Secretary



         ATTEST:



         By       /s/ Sarah J. Washington
            ----------------------------------------------
               Its Assistant Secretary

                                    EXHIBIT A

                       [FORM OF REQUEST FOR DISBURSEMENT]